Exhibit 3.1

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INOTEK PHARMACEUTICALS CORPORATION

Inotek Pharmaceuticals Corporation (“Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST: The name of the Corporation is Inotek Pharmaceuticals Corporation. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on July 7, 1999 under the name Inotek Corporation, and was (i) amended by a Certificate of Amendment of Certificate of Incorporation on April 4, 2002, (ii) amended and restated by a Restated Certificate of Incorporation on February 11, 2004, (iii) corrected by a Certificate of Correction on February 12, 2004; (iv) amended and restated by a Restated Certificate of Incorporation on August 15, 2005; (v) amended and restated by a Restated Certificate of Incorporation on August 21, 2007; (vi) amended by a Certificate of Amendment of Certificate of Incorporation on May 18, 2010; (vii) amended and restated by a Restated Certificate of Incorporation on June 8, 2010; (viii) amended by a Certificate of Amendment of Certificate of Incorporation on June 10, 2010; and (ix) amended by a Certificate of Amendment of Certificate of Incorporation on April 22, 2013.

SECOND: This Fifth Amended and Restated Certificate of Incorporation amends and restates the certificate of incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 141(f), 242 and 245 of the Delaware General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the Delaware General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

THIRD: The text of the certificate of incorporation of the Corporation is hereby restated and amended to read in its entirety as set forth on Exhibit A attached hereto.

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IN WITNESS WHEREOF, the undersigned has caused this Fifth Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on June 11, 2013.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ James G. Ham, III
Name:	James G. Ham, III
Title:	Chief Financial Officer

Exhibit A

ARTICLE I

Name

The name of the corporation is Inotek Pharmaceuticals Corporation.

ARTICLE II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. Corporation Service Company is the Corporation’s registered agent at that address.

ARTICLE III

Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 32,857,171 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 28,659,924 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

Part A. Preferred Stock

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as and to the extent otherwise specified herein, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

25,757,874 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series AA Convertible Preferred Stock” and 2,902,050 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series X Convertible Preferred Stock”, with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.

1. Voting.

1A. General. Except as may be otherwise provided in this Fifth Amended and Restated Certificate of Incorporation or as required by law, the Series AA Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series AA Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series AA Convertible Preferred Stock is then convertible. The Series X Convertible Preferred Stock shall not have any voting rights, except as set forth in Subsection 1(C)(2) below. When the Series X Convertible Preferred Stock has voting rights, each share of Series X Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which each share of Series X Convertible Preferred Stock is then convertible.

1B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) in interest of the then outstanding shares of Series AA Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, increase the maximum number of directors constituting the Board of Directors to a number in excess of eight (8) directors, elected as set forth in Subsection 1C.

1C. Board Seats.

1C(1) The holders of the Series AA Convertible Preferred Stock shall be entitled to elect five (5) directors of the Corporation (the “Preferred Directors”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series AA Convertible Preferred Stock shall constitute a quorum of the Series AA Convertible Preferred Stock for the election of the Preferred Directors. A vacancy in any directorship elected by the holders of the Series AA Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series AA Convertible Preferred Stock consenting or voting, as the case may be. A Preferred Director may be removed only by vote or written consent of the holders of the Series AA Convertible Preferred Stock, consenting or voting, as the case may be. The Preferred Directors shall be elected or removed by the written consent of the holders of at least a majority in interest of the outstanding Series AA Convertible Preferred Stock or by or affirmative vote representing a majority of the votes cast at a meeting at which a quorum of the then outstanding shares of Series AA Convertible Preferred Stock is present in person or by proxy. The Preferred Directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

1C(2) The holders of the Common Stock, the Series X Convertible Preferred Stock and the Series AA Convertible Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect one director of the Corporation, who shall serve as the Chairperson (the “Independent Director”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Common Stock, Series X Convertible Preferred Stock and Series AA Convertible Preferred Stock, voting together as a single class and on an as-converted basis, shall constitute a quorum for the election of the Independent Director. A vacancy in any directorship elected by the holders of the Common Stock, Series X Convertible Preferred Stock and Series AA Convertible Preferred Stock pursuant to this Subsection 1C(2) shall be filled only by vote or written consent of the holders of the Common Stock, Series X Convertible Preferred Stock and the Series AA Convertible Preferred Stock, consenting or voting, as the case may be, together as a single class and on an as-converted basis. The Independent Director may be removed only by vote or written consent of the holders of the Common Stock, Series X Convertible Preferred Stock and the Series AA Convertible Preferred Stock, consenting or voting, as the case may be, as a single class and on an as-converted basis. The Independent Director shall be elected or removed by the written consent of the holders of at least a majority in interest of the outstanding Common Stock, Series X Convertible Preferred Stock and Series AA Convertible Preferred Stock, consenting as a single class and on an as-converted basis, or by affirmative vote representing a majority of the votes cast at a meeting at which a quorum of the then outstanding shares of Common Stock, Series X Convertible Preferred Stock and Series AA Convertible Preferred Stock is present in person or by proxy, voting together as a single class and on an as-converted basis. The Independent Director shall serve for a term extending from the date of his or her election and qualification until the time of the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

1C(3) The holders of the Common Stock and the Series AA Convertible Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect one director of the Corporation, who shall be the Chief Executive Officer of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Common Stock and Series AA Convertible Preferred Stock, voting together as a single class and on an as-converted basis, shall constitute a quorum for the election of the director. A vacancy in any directorship elected by the holders of the Common Stock and Series AA Convertible Preferred Stock pursuant to this Subsection 1C(3) shall be filled only by vote or written consent of the holders of the Common Stock and the Series AA Convertible Preferred Stock, consenting or voting, as the case may be, together as a single class and on an as-converted basis. The director referred to in this subsection may be removed only by vote or written consent of the holders of the Common Stock and the Series AA Convertible Preferred Stock, consenting or voting, as the case may be, as a single class on an as-converted basis. The director referred to in this Subsection shall be elected or removed by the written consent of the holders of at least a majority in interest of the outstanding Common Stock and Series AA Convertible Preferred Stock, consenting together as a single class and on an as-converted basis, or by affirmative vote representing a majority of the votes cast at a meeting at which a quorum of the then outstanding shares of Common Stock and Series AA

Convertible Preferred Stock is present in person or by proxy, voting together as a single class and on an as-converted basis. Each director referred to in this Subsection shall serve for a term extending from the date of his or her election and qualification until the time of the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified.

2. Dividends.

2A. Dividends on Series AA Convertible Preferred Stock. From and after the date of the issuance of any shares of Series AA Convertible Preferred Stock, dividends at the rate of eight percent (8%) per annum on the Series AA Original Issue Price shall accrue on such shares of Series AA Convertible Preferred Stock quarterly, whether or not declared, and shall be cumulative and compounding annually. The “Series AA Original Issue Price” shall mean $1.529 per share of Series AA Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series AA Convertible Preferred Stock).

2B. Dividends on Common Stock. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series AA Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series AA Convertible Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Series AA Convertible Preferred Stock held by each holder thereof if such Series AA Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Series AA Convertible Preferred Stock pursuant to this Subsection 2B shall be declared and paid pro rata per share.

3. Liquidation, Dissolution and Winding-up.

3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Series AA Convertible Preferred Stock shall be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series X Convertible Preferred Stock or Common Stock, an amount per share equal to two (2) times the Series AA Original Issue Price plus any accrued or declared but unpaid dividends (the “Series AA Initial Preference”). If upon any Liquidation Event, the assets to be distributed to the holders of Series AA Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the Series AA Initial Preference, then the holders of the Series AA Convertible Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For the avoidance of doubt, the “remaining assets of the Corporation available for distribution” as used in the Article IV Subsection 3 shall include the total realized value attributable to any Liquidation Event, including, without limitation, any contingent or other payments actually received by the Corporation or any holders of the Corporation’s securities in connection with such Liquidation Event.

3B. Upon any Liquidation Event, immediately after the holders of Series AA Convertible Preferred Stock have been paid in full the Series AA Initial Preference, and before any payment shall be made with respect to the Series AA Secondary Preference pursuant to Subsection 3C below and before any payment shall be made to the holders of Common Stock, the holders of the shares of Series X Convertible Preferred Stock shall be paid out of assets of the Corporation available for distribution to its stockholders a per share amount determined by taking the product of (1) (i) the total number of issued and outstanding shares of Common Stock owned by the holders of Series X Convertible Preferred Stock determined on an as converted, fully-diluted basis divided by (ii) the total number of issued and outstanding shares of Common Stock of the Corporation on an as converted fully diluted basis, and (2) the remaining assets of the Corporation available for distribution to its stockholders, and dividing such product by the number of issued and outstanding shares of Series X Convertible Preferred Stock (the “Series X Preference”). For the avoidance of doubt, the “remaining assets of the Corporation available for distribution” shall include the total realized value attributable to any Liquidation Event, including, without limitation, any contingent or other payments actually received by the Corporation or any holders of the Corporation’s securities in connection with such Liquidation Event.

3C. Upon any Liquidation Event, immediately after the holders of Series AA Convertible Preferred Stock have been paid in full the Series AA Initial Preference and after the holders of Series X Convertible Preferred Stock have been paid in full the Series X Preference, the holders of the shares of Series AA Convertible Preferred Stock shall be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, a per share amount equal to 0.5 times the Series AA Original Issue Price (the “Series AA Secondary Preference”). If upon any Liquidation Event, the assets to be distributed to the holders of Series AA Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the Series AA Secondary Preference, then the holders of the Series AA Convertible Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3D. Upon any Liquidation Event, immediately after the holders of Series AA Convertible Preferred Stock and the holders of Series X Convertible Preferred Stock have been paid in full the Series AA Initial Preference, the Series X Preference and the Series AA Secondary Preference, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series AA Convertible Preferred Stock and Common Stock (which for purposes of clarity, shall not include the Series X Convertible Preferred Stock), pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of Series AA Convertible Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Fifth Amended and Restated Certificate of Incorporation immediately prior to such Liquidation Event.

3E. Unless waived by holders of greater than sixty six and two-thirds percent (66 and 2/3%) of the then outstanding shares of Series AA Convertible Preferred Stock, the (1) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation’s voting stock outstanding immediately prior to the transaction constitute not less than the holders of a majority of the voting stock outstanding immediately following the transaction), (2) the sale, lease, transfer or exclusive license by the Corporation of all or substantially all of its intellectual property relating to the Corporation’s product INO-8875 (other than a sale, lease, transfer or exclusive license to a Subsidiary or to an entity in which the holders of the Corporation’s voting stock outstanding immediately prior to the transaction constitute not less than the holders of a majority of the voting stock outstanding immediately following the transaction), (3) the sale, lease, transfer or exclusive license by the Corporation of all or substantially all its assets (other than a sale, lease, transfer or exclusive license to a Subsidiary or to an entity in which the holders of the Corporation’s voting stock outstanding immediately prior to the transaction constitute not less than the holders of a majority of the voting stock outstanding immediately following the transaction), or (4) the sale, exchange or transfer by the Corporation’s stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation (other than a transaction or series of transactions in which the Corporation is the surviving entity and the holders of the Corporation’s voting stock outstanding immediately prior to such transaction or series of transactions constitute a majority of the holders of voting stock outstanding immediately following such transaction or series of transactions), shall be deemed to be a Liquidation Event within the meaning of the provisions of this Section 3 and shall be referred to herein as a “Change of Control Transaction.”

3F. Consideration. If any of the assets of this Corporation are to be distributed under this Section 3 in a form other than cash, the fair market value of such assets shall be determined in good faith by the Board of Directors. Any securities shall be valued as follows:

3F(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by 3F(2) below:

(A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending two (2) trading days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) trading day period ending two (2) trading days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

3F(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in 3F(1) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3G Effecting a Change of Control Transaction.

(1) The Corporation shall not have the power to effect a Liquidation Event referred to in Subsection 3A unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3A, 3B, 3C and 3D.

(2) In the event of any Change of Control Transaction where proceeds from such Change of Control Transaction are retained by the Company and not immediately distributed, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Change of Control Transaction, then (i) the Corporation shall send a written notice to each holder of Series AA Convertible Preferred Stock and Series X Convertible Preferred Stock no later than the 90th day after the Change of Control Transaction advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series AA Convertible Preferred Stock or Series X Convertible Preferred Stock, as applicable, and (ii) if the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the then outstanding shares of Series AA Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Change of Control Transaction, the Corporation shall use the consideration received by the Corporation for such Change of Control Transaction (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Change of Control Transaction, to redeem all outstanding shares of Series AA Convertible Preferred Stock and Series X Convertible Preferred Stock as follows:

(a) first, the Company shall redeem the Series AA Convertible Preferred Stock and pay to the holders of the Series AA Convertible Preferred Stock consideration out of the Available Proceeds in the amounts and manner set forth in Subsection 3A;

(b) if after completing the redemption in clause (a) above there are Available Proceeds remaining, then the Company shall redeem the Series X Convertible Preferred Stock and pay to the holders of the Series X Convertible Preferred Stock consideration out of the Available Proceeds in the amounts and manner set forth in Subsection 3B; and

(c) if after completing the redemptions in clauses (a) and (b) above there are Available Proceeds remaining, then the Company shall pay to the holders of the Series AA Convertible Preferred Stock additional consideration out of the Available Proceeds in the amounts and manner set forth in Subsection 3C.

The provisions of Sections 6B through 6F shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series AA Convertible Preferred Stock and Series X Convertible Preferred Stock pursuant to this Subsection 3G(2). Prior to the distribution or redemption provided for in this Subsection 3G(2), the Corporation shall not expend or dissipate the consideration received for such Change of Control Transaction, except to discharge expenses incurred in connection with such Change of Control Transaction or in the ordinary course of business.

3H. Allocation of Escrow. In the event of a Change of Control Transaction pursuant to Subsection 3A, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the applicable transaction agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3A, 3B, 3C and 3D as if the Initial Consideration were the only consideration payable in connection with such Change of Control Transaction and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3A, 3B, 3C and 3D after taking into account the previous payment of the Initial Consideration as part of the same transaction

4. Restrictions.

4A. Series AA Convertible Preferred Stock. At any time when shares of Series AA Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Fifth Amended and Restated Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Fifth Amended and Restated Certificate of Incorporation of the Corporation, without the affirmative vote or written consent of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the then outstanding shares of Series AA Convertible Preferred Stock, the Corporation will not, directly or indirectly, whether by merger, consolidation or otherwise:

(i) Consent to or engage in any Liquidation Event (including any Change of Control Transaction);

(ii) Amend, alter, waive or repeal any provision of its Fifth Amended and Restated Certificate of Incorporation or By-laws, whether by merger, consolidation or otherwise;

(iii) Increase or decrease the number of authorized shares of Common Stock or Preferred Stock or the number of shares reserved for issuance under the Corporation’s equity incentive plan;

(iv) Create or authorize the creation of or issue any additional class or series of shares of stock or any security convertible into shares of any class or series of stock unless such class or series of stock ranks junior to the Series AA Convertible Preferred Stock, including without limitation as to dividends, voting, redemption and the distribution of assets upon a Liquidation Event (including a Change of Control Transaction);

(v) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of Common Stock or, except as specifically provided herein, Preferred Stock, other than the repurchase of shares of Common Stock repurchased from employees or consultants at the original purchase price thereof pursuant to existing contractual arrangements;

(vi) Acquire any capital stock or other equity interests of any other corporation or entity, unless such corporation or entity is wholly-owned by the Corporation, or acquire all or substantially all of the assets of any other corporation or entity;

(vii) Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Corporation or any other Subsidiary, or cause or permit any Subsidiary to issue any securities of such Subsidiary to any person or entity other than the Corporation or any other Subsidiary;

(viii) Issue any options or other securities to directors, officers or employees or consultants or service providers to the Corporation, or under any “employee benefit plan” within the meaning of the Securities Act of 1933, as amended, with respect to more than, or in excess of, the Reserved Employee Shares (as defined below);

(ix) Make any material change to the Corporation’s lines of business or business model;

(x) Pay or declare any dividend on any Common Stock;

(xi) Make any loan or advance to any person or entity; provided the foregoing shall not restrict the Corporation from reimbursing employees, officers or directors, in accordance with the Corporation’s standard policies and procedures, for out-of-pocket business expenses incurred on behalf of the Corporation in the ordinary course of business;

(xii) Grant a guarantee, directly or indirectly, of any indebtedness or obligation, except for trade accounts of a Subsidiary arising in the ordinary course of business;

(xiii) Incur debt for money borrowed in excess of $250,000;

(xiv) Grant an exclusive license to any of the Corporation’s intellectual property;

(xv) Increase or decrease the authorized size of the Corporation’s Board of Directors; or

(xvi) Enter into any agreement to do any of the foregoing.

5. Conversion of the Preferred Stock. The holders of shares of Preferred Stock shall have the following conversion rights:

5A. Right to Convert.

5A(1) Subject to the terms and conditions of this Section 5, the holder of any share or shares of Series AA Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series AA Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series AA Convertible Preferred Stock), each such share of Series AA Convertible Preferred Stock being converted into such number of fully paid and nonassessable shares of Common Stock as is obtained by dividing (1) the Series AA Original Issue Price plus any accrued or declared but unpaid dividends by (2) the Series AA Conversion Price (as defined below) in effect at the date any share or shares of Series AA Convertible Preferred Stock are surrendered for conversion. The “Series AA Conversion Price” shall as of the adoption of this Fifth Amended and Restated Certificate of Incorporation be $1.529, and shall be adjusted from time to time pursuant to the further provisions of this Section 5.

5A(2) Subject to the terms and conditions of this Section 5, the holder of any share or shares of Series X Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series X Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series X Convertible Preferred Stock), each such share of Series X Convertible Preferred Stock being converted into fully paid and nonassessable shares of Common Stock based on the Series X Conversion Ratio. The “Series X Conversion Ratio” shall initially be 1:1 (i.e., one share of Common Stock for one share of Series X Convertible Preferred Stock) and shall be adjusted from time to time pursuant to the further provisions of this Section 5.

Such rights of conversion shall be exercised by the holder thereof by giving notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until immediately prior to the consummation of such transaction, subject in all events to the terms hereof applicable to such transaction.

5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the notice referred to in Subsection 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series AA Conversion Price and Series X Conversion Ratio, as applicable, shall be determined as of the close of business on the date on which such notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

5C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subsection 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Subsection 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Preferred Stock surrendered by any one holder.

5D. Adjustment of Series AA Conversion Price Upon Issuance of Additional Shares of Common Stock. Except as provided in Subsections 5E and 5F and subject to Subsection 5N, if after the Series AA Original Issue Date (as defined below) the Corporation shall issue or sell any Additional Shares of Common Stock (as defined below) for no consideration or a consideration per share less than the Series AA Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in Subsection 5F), then the Series AA Conversion Price shall be reduced concurrently with such issuance to a price (calculated to the nearest tenth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Series AA Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii) “CP1” shall mean the Series AA Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series AA Convertible Preferred Stock and the Series X Convertible Preferred Stock) outstanding immediately prior to such issue);

(iv) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For purposes of this Subsection 5D, (i) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsections 5D(1) to 5D(7) below, deemed to be issued) by the Corporation after the Series AA Original Issue Date, other than securities described in Subsection 5E; and (ii) “Series AA Original Issue Date” shall mean the date on which the shares of Series AA Convertible Preferred Stock were first issued.

For purposes of this Subsection 5D, the following Subsections 5D(1) to 5D(7) shall also be applicable:

5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) on or after the Series AA Original Issue Date any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible

Securities, the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution), if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series AA Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Subsection 5D(3), no adjustment of the Series AA Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell on or after the Series AA Original Issue Date any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution), if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series AA Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Subsection 5D(3), no adjustment of the Series AA Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series AA Conversion Price have been or are to be made pursuant to other provisions of this Subsection 5D, no further adjustment of the Series AA Conversion Price shall be made by reason of such issue or sale.

5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Subsection 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subsections 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in Subsections 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series AA Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series AA Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series AA Conversion Price then in effect hereunder shall forthwith be increased to the Series AA Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

5D(4) Stock Dividends. If the Corporation at any time, or from time to time, after the Series AA Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series AA Conversion Price then in effect shall be decreased concurrently with the issuance of such dividend or distribution, by multiplying the Series AA Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Subsection 5D.

5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series AA Conversion Price in the case of the issuance of:

(i) Common Stock in a transaction described in Subsection 5D(4) or 5F (any such adjustment being specified in such Subsection);

(ii) Series AA Convertible Preferred Stock issued as a dividend to holders of Series AA Convertible Preferred Stock or upon any subdivision or combination of shares of Series AA Convertible Preferred Stock,

(iii) Common Stock issued as a dividend to holders of Series AA Convertible Preferred Stock or upon any subdivision or combination of shares of Series AA Preferred Stock,

(iv) any shares of Common Stock, Options or Convertible Securities issued from time to time to directors, officers, or employees or service providers of the Corporation under the 2004 Stock Option and Incentive Plan, as amended, of the Corporation, up to the Reserved Employee Shares,

(v) any securities issued pursuant to the acquisition of another entity by the Corporation by merger (whereby the Corporation owns no less than 51% of the voting power of such corporation) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by a majority of the Board of Directors,

(vi) any securities issued in connection with a commercial loan or lease with a financial institution, strategic partnership, joint venture, license agreement, or other similar agreement that is primarily of a non-equity financing nature, provided that such transaction is approved by a majority of the Board of Directors,

(viii) Common Stock issued upon the conversion, exercise or exchange of Options or Convertible Securities outstanding on the Series AA Original Issue Date,

(ix) Common Stock issued pursuant to a bona fide, firm commitment public offering,

(x) any securities issued pursuant to that certain Series AA Convertible Preferred Stock and Warrant Purchase Agreement dated on or about June 7, 2013, by and among the Corporation and the purchasers listed therein, as the same may be amended from time to time (the “Purchase Agreement”), and any shares of Series X Convertible Preferred Stock issued by the Corporation, or

(xi) Common Stock upon conversion of the Prior Preferred Stock or the Series AA Convertible Preferred Stock pursuant to Subsection 5(O).

5F. Subdivision or Combination of Common Stock. If the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares: (1) the Series AA Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and (2) the Series X Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, (i) the Series AA Conversion Price in effect immediately prior to such combination shall be proportionately increased, and (ii) the Series X Conversion Ratio in effect immediately prior to such combination shall be proportionately decreased.

5G. Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series AA Convertible Preferred Stock or the Series X Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, exchange, substitution or other similar event (other than pursuant to Subsections 5F or 5D(4) or a Change of Control Transaction which is deemed to be a Liquidation Event), each holder of Series AA Convertible Preferred Stock or Series X Convertible Preferred Stock, as applicable, shall thereafter receive upon conversion of such Preferred Stock, in lieu of the number of shares of Common Stock which such holder would otherwise have been entitled to receive, the number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the shares of Preferred Stock held by such holder of Preferred Stock would have been entitled to receive upon such recapitalization, reclassification, exchange, substitution or other similar event.

5H. Notice of Adjustment. Upon any adjustment of the Series AA Conversion Price or the Series X Conversion Ratio, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series AA Convertible Preferred Stock or Series X Convertible Preferred Stock, as applicable, at the address of such holder as shown on the books of the Corporation, which notice shall state the adjusted Series AA Conversion Price or Series X Conversion Ratio, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

5I. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the

Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Series AA Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

5J. No Reissuance of Prior Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

5K. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

5L. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner which interferes with the timely conversion of such Preferred Stock except as may otherwise be required to comply with applicable securities laws.

5M. Definition of Common Stock. As used in this Section 5, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $0.01 per share, as constituted on the date of filing of this Fifth Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Subsection 5G.

5N. Mandatory Conversion. All outstanding shares of Series AA Convertible Preferred Stock (including all accrued or declared but unpaid dividends thereon) and Series X Convertible Preferred Stock shall automatically convert to shares of Common Stock (i) upon the vote or written consent of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the issued and outstanding Series AA Convertible Preferred Stock, or (ii) upon the closing of a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, that is underwritten by an investment bank approved by the Board of Directors and by a vote or written consent of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the issued and outstanding Series AA Convertible Preferred Stock at a price of not less than $7.65 per share

(subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), with aggregate proceeds from such offering to the Corporation in excess of $40,000,000, before deduction of the underwriting discounts and commissions (a “Qualifying Public Offering”).

5O. Special Mandatory Conversion.

5O(1) Qualified Financing Trigger. In the event that any Investor (as defined below) does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each Investor written notice at least twenty (20) days prior to the Final Closing (as defined below) of the opportunity to purchase its Pro Rata Amount (as defined below) of the Qualified Financing), such Investor’s Pro Rata Amount, then the Applicable Portion (as defined below) of the shares of Series AA Preferred Stock held by such Investor immediately prior to the initial closing of the Qualified Financing shall automatically, and without any further action on the part of such Investor, be converted into Common Stock at a conversion ratio of one hundred-to-one (100:1) (such that every one hundred shares of Series AA Preferred Stock are converted into one share of Common Stock), effective upon, subject to, and concurrently with, the consummation of the Final Closing. For purposes of determining the number of shares of Series AA Preferred Stock owned by an Investor, and for determining the number of Offered Securities (as defined below) an Investor has purchased in a Qualified Financing, all shares of Series AA Preferred Stock held by Affiliates (as defined below) of such Investor shall be aggregated with such Investor’s shares and all Offered Securities purchased by Affiliates of such Investor shall be aggregated with the Offered Securities purchased by such Investor (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

5O(2) Procedural Requirements. Upon a Special Mandatory Conversion, each Investor converted pursuant to subparagraph 5O(1) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series AA Preferred Stock pursuant to this paragraph 5O. Upon receipt of such notice, each Investor shall surrender his, her or its certificate or certificates for all such shares (or, if such Investor alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series AA Preferred Stock converted pursuant to subparagraph 5O(1), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this subparagraph 5O(2). As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series AA Preferred Stock so converted, the Corporation shall issue and deliver to such Investor, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph 5C in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series AA Preferred Stock converted and a new certificate or certificates for the number of shares, if any, of Series AA Preferred Stock represented by such surrendered certificate or certificates and not converted pursuant to Subsection 5O(1). Such converted Series AA Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5O(3) For purposes of this Subsection 5O, the following definitions shall apply:

“Affiliate” shall mean, with respect to any holder of shares of Designated Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder.

“Applicable Portion” shall mean, with respect to any Investor, the number of shares of Series AA Preferred Stock held by such Investor calculated by multiplying the aggregate number of shares of Series AA Preferred Stock held by such Investor immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such Investor’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such Investor in such Qualified Financing, (including for the avoidance of doubt Offered Securities purchased by such Investor by cancellation or conversion of indebtedness), and the denominator of which is equal to such Investor’s Pro Rata Amount.

“Final Closing” means the last closing of a Qualified Financing specified in the transaction documents for the Qualified Financing.

“Investor” shall mean any holder of shares of Series AA Preferred Stock.

“Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by Investors in connection with a Qualified Financing and offered to such Investors.

“Pro Rata Amount” shall mean, with respect to any Investor a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Series AA Preferred Stock owned by such Investor, and the denominator of which is equal to the aggregate number of shares of Series AA Preferred Stock held by all Investors, in each case, as of immediately prior to the initial closing of the Qualified Financing.

“Qualified Financing” shall mean the sale of shares of Series AA Preferred Stock pursuant to the Purchase Agreement, unless the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the then outstanding shares of Series AA Convertible Preferred Stock elect, by written notice sent to the Corporation at least five (5) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this paragraph 5O.

5P. No Impairment. The Corporation will not, by amendment of this Fifth Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series AA Convertible Preferred Stock and Series X Convertible Preferred Stock against impairment.

6. Redemption.

6A. Redemption. Shares of Series AA Convertible Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series AA Original Issue Price per share, plus all accrued or declared but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after the fifth anniversary of the Series AA Original Issue Date, from the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the then outstanding shares of Series AA Convertible Preferred Stock, of written notice requesting redemption of all shares of Series AA Convertible Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series AA Convertible Preferred Stock owned by each holder, that number of outstanding shares of Series AA Convertible Preferred Stock determined by dividing (i) the total number of shares of Series AA Convertible Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series AA Convertible Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6B. Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series AA Convertible Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(1) the number of shares of Series AA Convertible Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(2) the Redemption Date and the Redemption Price; and

(3) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series AA Convertible Preferred Stock to be redeemed.

6C. Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series AA Convertible Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series AA Convertible Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series AA Convertible Preferred Stock shall promptly be issued to such holder.

6D. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series AA Convertible Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series AA Convertible Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series AA Convertible Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

6E. Redeemed Shares. Any shares of Series AA Convertible Preferred Stock that are redeemed by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series AA Convertible Preferred Stock following redemption.

6F. Priority. In no event shall any other series of capital stock of the Corporation be redeemed in advance of the Series AA Convertible Preferred Stock, except for repurchases by the Corporation of shares of Common Stock or Series X Convertible Preferred Stock from officers, employees, directors or consultants of the Corporation which are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment.

7. Definitions. As used herein, the following terms shall have the following meanings:

(A) The term “Reserved Employee Shares” shall mean shares of Common Stock reserved by the Corporation from time to time for (i) the sale of shares of Common Stock to employees, consultants, directors and service providers of the Corporation or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants, directors and service providers of the Corporation, provided that (i) and (ii) above shall not in the aggregate exceed 8,298,879 shares of Common Stock (appropriately adjusted to reflect an event described in Subsection 5F hereof). The foregoing number of Reserved Employee Shares may be increased by vote or written consent of at least a majority of the members of the Board of Directors of the Corporation.

(B) The term “Subsidiary” shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

8. Notices. In case at any time:

(A) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(B) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(C) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(D) there shall be a Liquidation Event, including a Change of Control Transaction;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 10 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

Part B. Common Stock

1. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

2. Subject to the provisions of Part A, Subsection 4A(iii), the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. The holder of each outstanding share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Fifth Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Fifth Amended and Restated Certificate of Incorporation or pursuant to the Delaware General Corporation Law.

4. The holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of any assets legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

ARTICLE V

By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to the provisions of Subsection 4A(ii) of Part A of Article IV hereof.

ARTICLE VI

Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE VII

Amendments and Repeal

Except as otherwise specifically provided in this Fifth Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this FifthAmended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.

ARTICLE VIII

Compromises and Arrangements

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX

Limitation of Liability

The Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article IX shall eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) under Section 174 of the General Corporation Law of the State of Delaware; or

(d) for any transaction from which the director derived improper personal benefit.

No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

Business Opportunities

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INOTEK PHARMACEUTICALS CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Inotek Pharmaceuticals Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY pursuant to Section 242 of the General Corporation Law:

FIRST: The name of the Corporation is Inotek Pharmaceuticals Corporation

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is July 7, 1999, under the name of Inotek Pharmaceuticals Corporation.

THIRD: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 11, 2013.

FOURTH: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED:	That the Fifth Amended and Restated Certificate of Incorporation of the Corporation be amended as follows:

1.	That the first full paragraph of Article IV be amended and restated in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 43,509,727 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 28,659,924 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

2.	That Section 5E(iv) of Part A of Article IV be amended and restated in its entirety as follows:

“(iv) any shares of Common Stock, Options or Convertible Securities issued from time to time to directors, officers, or employees or service providers of the Corporation under the 2004 Stock Option and Incentive Plan, as amended, of the Corporation or the 2014 Stock Option and Incentive Plan of the Corporation, up to the Reserved Employee Shares in the aggregate,”.

FIFTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Inotek Pharmaceuticals Corporation has caused this Certificate of Amendment to be executed on this 1st day of October, 2014.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David Southwell
Name:	David Southwell
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INOTEK PHARMACEUTICALS CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Inotek Pharmaceuticals Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY pursuant to Section 242 of the General Corporation Law:

FIRST: The name of the Corporation is Inotek Pharmaceuticals Corporation

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is July 7, 1999, under the name of Inotek Pharmaceuticals Corporation.

THIRD: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 11, 2013, as amended from time to time.

FOURTH: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED:	That the Fifth Amended and Restated Certificate of Incorporation of the Corporation be amended by inserting the following into Article FOURTH, immediately before the first sentence therein:

“Effective immediately upon the filing of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 3.39 shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis.”

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FIFTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Inotek Pharmaceuticals Corporation has caused this Certificate of Amendment to be executed on this 26th day of November, 2014.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David P. Southwell
Name:	David P. Southwell
Title:	President and Chief Executive Officer

[Signature Page to Charter Amendment]

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INOTEK PHARMACEUTICALS CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Inotek Pharmaceuticals Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY pursuant to Section 242 of the General Corporation Law:

FIRST: The name of the Corporation is Inotek Pharmaceuticals Corporation.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is July 7, 1999, under the name of Inotek Pharmaceuticals Corporation.

THIRD: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 11, 2013, as amended from time to time.

FOURTH: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended from time to time, declaring said amendment to be advisable and in the best interests of the Corporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED:	That the Fifth Amended and Restated Certificate of Incorporation of the Corporation be amended by inserting the following into Article FOURTH, immediately before the first sentence therein:

“Effective immediately upon the filing of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 1.197 shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis.”

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FIFTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Inotek Pharmaceuticals Corporation has caused this Certificate of Amendment to be executed on this twenty-first day of January, 2015.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David P. Southwell
Name: Title:	David P. Southwell President and Chief Executive Officer

[Signature Page to Charter Amendment]